Exhibit 21.1
                    Valero Energy Corporation
                     Schedule of Subsidiaries

Name of Subsidiary                                    State of Organization

Valero Energy Corporation                             Delaware
  Valero Corporate Services Company                   Delaware
     Valero Coal Company                              Delaware
     Valero Producing Company                         Delaware
     VMGA Company                                     Delaware
  Valero Refining and Marketing Company               Delaware
     Valero Marketing and Supply Company              Delaware
     Valero Refining Company-Louisiana                Delaware
     Valero Refining Company-Texas                    Texas
       Valero Javelina Company                        Delaware
       Valero Mediterranean Company                   Delaware
       Valero Mexico Company                          Delaware
       Valero MTBE Investments Company                Delaware
       Valero MTBE Operating Company                  Delaware
       Valero Technical Services Company              Delaware